EXHIBIT 5.1

September 7, 2022

Modine Manufacturing Company
1500 DeKoven Avenue
Racine, Wisconsin 53403

Ladies and Gentlemen:

We have acted as your counsel in connection with the issuance by Modine Manufacturing Company, a Wisconsin corporation (the “Company”), of up to 1,547,500 shares of common stock, $0.625 par value (the “Shares”), pursuant to the Modine Manufacturing Company 2020 Incentive Compensation Plan, as amended and restated effective July 21, 2022 (the “Plan”), as described in the Company’s prospectus dated July 23, 2020, as amended (the “Prospectus”) relating to the Company’s Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission on September 7, 2022 (the “Registration Statement”).

We have examined:  (a) the Plan, the Prospectus and the Registration Statement, (b) the Company’s Amended and Restated Articles of Incorporation and By-laws of the Company, each as amended to date, (c) certain resolutions of the Company’s Board of Directors, and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the laws of the State of Wisconsin as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein.  The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The foregoing opinions are given as of the date hereof and based solely on our understanding of facts in existence as of such date after the aforementioned examination, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

We consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.